As filed with the Securities and Exchange Commission on June 10, 2016.

Registration No. 333–210772

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

1347 CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	46-5399422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 Pierce Road, 6th Floor
Itasca, Illinois 60143
Tel: (847) 700-8064

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gordon G. Pratt, President and Chief Executive Officer
1347 Capital Corp.
150 Pierce Road, 6th Floor
Itasca, Illinois 60143
Tel: (847) 700-8064

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein, Esq. Elliott M. Smith, Esq. Winston & Strawn LLP 200 Park Avenue New York, New York 10166-4193 Tel: (212) 294-6700 Fax: (212) 294-4700	Joshua F. Opperer, Esq. Philip D. Torrence, Esq. Honigman Miller Schwartz and Cohn LLP 2290 First National Building 600 Woodward Avenue Detroit, Michigan 48226-3506 Tel: (313) 465-7000 Fax: (313) 465-7457

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the transactions contemplated by the agreement and plan of merger described in the included proxy statement/prospectus/information statement have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

1347 Capital Corp. is filing this Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-210772) solely for the purpose of filing with the U.S. Securities and Exchange Commission certain exhibits to the Registration Statement. The proxy statement/prospectus/information statement contained in the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

1347 Capital’s amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by 1347 Capital to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to 1347 Capital’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, 1347 Capital has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, 1347 Capital will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, 1347 Capital’s amended and restated certificate of incorporation provides that no director shall be personally liable to 1347 Capital or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to 1347 Capital or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful conversions, or derived improper personal benefit from their actions as directors. The effect of this provision of 1347 Capital’s amended and restated certificate of incorporation is to eliminate 1347 Capital’s rights and those of 1347 Capital’s stockholders (through stockholders’ derivative suits on 1347 Capital’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate 1347 Capital’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with 1347 Capital’s amended and restated certificate of incorporation, the liability of 1347 Capital’s directors to 1347 Capital or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of 1347 Capital’s amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by 1347 Capital’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits 1347 Capital to further limit or eliminate the liability of directors on a retroactive basis.

1347 Capital’s amended and restated certificate of incorporation also provides that 1347 Capital will, to the fullest extent authorized or permitted by applicable law, indemnify 1347 Capital’s current and former officers and directors, as well as those persons who, while directors or officers of 1347 Capital’s corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to 1347 Capital’s amended and restated certificate of incorporation will be indemnified by 1347 Capital in connection with a proceeding initiated by such person only if such proceeding was authorized by 1347 Capital’s board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by 1347 Capital’s amended and restated certificate of incorporation is a contract right that includes the right to be paid by 1347 Capital the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by 1347 Capital’s officer or director (solely in the capacity as an officer or director of 1347 Capital’s corporation) will be made only upon delivery to 1347 Capital of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under 1347 Capital’s amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by 1347 Capital’s amended and restated certificate of incorporation may have or hereafter acquire under law, 1347 Capital’s amended and restated certificate of incorporation, 1347 Capital’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of 1347 Capital’s amended and restated certificate of incorporation affecting indemnification rights, whether by 1347 Capital’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits 1347 Capital to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. 1347 Capital’s amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by 1347 Capital’s amended and restated certificate of incorporation.

1347 Capital’s bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in 1347 Capital’s amended and restated certificate of incorporation. In addition, 1347 Capital’s bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by 1347 Capital within a specified period of time. 1347 Capital’s bylaws also permit 1347 Capital to purchase and maintain insurance, at 1347 Capital’s expense, to protect 1347 Capital and/or any director, officer, employee or agent of 1347 Capital’s corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not 1347 Capital would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of 1347 Capital’s bylaws affecting indemnification rights, whether by 1347 Capital’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits 1347 Capital to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

1347 Capital has entered into indemnity agreements with each of 1347 Capital’s officers and directors which require 1347 Capital to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the terms of the Merger Agreement, 1347 Capital has agreed to cause Limbach and its subsidiaries to perform and discharge their respective indemnification or exculpation obligations existing as of the date of the Merger Agreement in favor of the managers, directors, officers, employees and agents of Limbach and its subsidiaries with respect to any matters occurring prior to the closing date. Each such person will be entitled to advancement of expenses incurred in the defense of such claims, provided that such person provides an undertaking required by applicable law to repay such advancement if it is ultimately determined that such person is not entitled to indemnification. 1347 Capital either maintain director and officer liability insurance or acquire a director and officer liability insurance run-off policy, which in either case shall provide coverage for the former, current and future managers, directors, officers, employees and agents of 1347 Capital, Limbach and their respective affiliates that is at least equal to the coverage provided under the current directors’ and officers’ liability insurance policies of the Limbach and its affiliates as of the date of this Agreement.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibit Index

A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated herein by reference.

(b) Financial Statements

The financial statements filed with this registration statement on Form S-4 are set forth on the Financial Statement Index and is incorporated herein by reference.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That prior to any public reoffering of the securities registered hereunder through use of a proxy statement/prospectus/information statement which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, the issuer undertakes that such reoffering proxy statement/prospectus/information statement will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every proxy statement/prospectus/information statement (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 of the Securities Act of 1933, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To respond to requests for information that is incorporated by reference into the proxy statement/prospectus/information statement pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on the 10th day of June, 2016.

1347 CAPITAL CORP.

By:	/s/ Gordon G. Pratt Gordon G. Pratt Chief Executive Officer (Principal Executive Officer)
By:	/s/ Hassan R. Baqar Hassan R. Baqar Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Gordon G. Pratt Gordon G. Pratt	Chief Executive Officer & Director	June 10, 2016
/s/ Hassan R. Baqar Hassan R. Baqar	Chief Financial Officer & Director	June 10, 2016
* Larry G. Swets, Jr.	Chairman of the Board & Director	June 10, 2016
* John T. Fitzgerald	Director	June 10, 2016
* Joshua Horowitz	Director	June 10, 2016
* Leo Christopher Saenger III	Director	June 10, 2016
* Thomas D. Sargent	Director	June 10, 2016

*	Pursuant to Power of Attorney

/s/ Gordon G. Pratt Gordon G. Pratt, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated March 23, 2016, by and among Limbach Holdings LLC, 1347 Capital Corp. and FdG HVAC LLC (included as Annex A to the proxy statement/prospectus/information statement forming a part of this Registration Statement).
3.1	Amended and Restated Certificate of Incorporation of 1347 Capital Corp. (incorporated by reference to Exhibit 3.1 to 1347 Capital Corp.’s Current Report on Form 8-K (File No. 333-195695), filed with the SEC on July 21, 2014).
3.2	Bylaws of 1347 Capital Corp. (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to 1347 Capital Corp.’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 30, 2014).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to 1347 Capital Corp.’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 30, 2014).
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to 1347 Capital Corp.’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 30, 2014).
4.3	Specimen Right Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to 1347 Capital Corp.’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 30, 2014).
4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to 1347 Capital Corp.’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 30, 2014).
4.5	Warrant Agreement, dated July 15, 2014, between 1347 Capital Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to 1347 Capital Corp.’s Current Report on Form 8-K (File No. 333-195695), filed with the SEC on July 21, 2014).
4.6	Form of Unit Purchase Option between 1347 Capital Corp. and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 4.6 to Amendment No. 2 to 1347 Capital Corp.’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 30, 2014).
4.7	Rights Agreement, dated July 15, 2014, between 1347 Capital Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to 1347 Capital Corp.’s Current Report on Form 8-K (File No. 333-195695), filed with the SEC on July 21, 2014).
5.1	Opinion of Winston & Strawn LLP.
9.1	Voting and Lockup Agreement, dated as of March 25, 2016, by and between 1347 Capital Corp. and FdG HVAC LLC (incorporated by reference to Exhibit 10.1 to 1347 Capital Corp.’s Current Report on Form 8-K (File No. 333-195695), filed with the SEC on March 29, 2016).
10.1#	Employment Agreement, dated as of March 23, 2016, by and between 1347 Capital Corp. and Charles A. Bacon III (incorporated by reference to Exhibit 10.2 to 1347 Capital Corp.’s Current Report on Form 8-K (File No. 333-195695), filed with the SEC on March 29, 2016).
23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm to 1347 Capital Corp.
23.2*	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm to Limbach Holdings LLC.
23.3	Consent of Winston & Strawn LLP (included in Exhibit 5.1 hereto).
24.1*	Power of attorney (included on the signature page to this Registration Statement).
99.1*	Consent of Charles A. Bacon, III.
99.2*	Consent of David S. Gellman.
99.3*	Consent of S. Matthew Katz.
99.4*	Consent of Norbert W. Young.

Exhibit No.	Description
99.5*	Consent of Larry G. Swets, Jr.
99.6*	Consent of Gordon G. Pratt.
99.8*	Form of Proxy Card for the 1347 Capital Corp. Special Meeting of Stockholders.
99.9	Proposed Second Amended and Restated Certificate of Incorporation of 1347 Capital Corp. (included as Annex B to the proxy statement/prospectus/information statement forming a part of this Registration Statement).
99.10	Proposed 1347 Capital Corp. 2016 Omnibus Incentive Plan (included as Annex C to the proxy statement/prospectus/information statement forming a part of this Registration Statement).

*	Previously filed.
#	Indicates a management contract or compensatory plan, contract or arrangement.
+	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). 1347 Capital agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.